Exhibit 10.1

Consent to Repayment of Subordinated Debt

This Consent to Repayment of Subordinated Debt (this “Agreement”) is entered into as of July 31, 2013, among Ashutosh Roy (“Creditor”), Comerica Bank (“Bank”) and eGAIN CORPORATION, a Delaware corporation, formerly known as eGain Communications Corporation (“Borrower”).

RECITALS

WHEREAS, Borrower is indebted to Creditor under certain documents, instruments and agreements executed in connection with the financing arrangements among Creditor and Borrower (collectively, the “Debt Documents”).

WHEREAS, Creditor executed a Subordination Agreement in favor of Bank dated as of June 27, 2011 (the “Subordination Agreement”).

WHEREAS, Borrower desires to payoff any and all liabilities, indebtedness and obligations of Borrower to Creditor (all such obligations together with all expenses and fees called for by the Debt Documents are referred to collectively as the “Liabilities”).

WHEREAS, Creditor and Borrower have requested that Bank consent to the payoff of the Liabilities.

NOW THEREFORE, the parties agree as follows:

1.	Creditor acknowledges and agrees that the “Total Payoff Amount” of all Liabilities through July 31, 2013, is $2,915,655.38.

2.	Bank hereby consents to the payment by Borrower to Creditor in the amount of the Total Payoff Amount.

3.

Creditor agrees that, upon its receipt of the Total Payoff Amount, in immediately available funds, and without any further conditions or qualifications, (a) any and all Liabilities shall terminate and Borrower shall have no further Liabilities to Creditor, and the Debt Documents shall automatically terminate and be of no further force and effect and (b) all security interests, mortgages and liens, if any, which Creditor may have on any of Borrower’s assets, including, but not limited to, any personal property and real property, shall be deemed released and terminated and of no further force and effect. Upon Creditor’s receipt of the Total Payoff Amount (which may be confirmed by a “fed reference number” with respect to the wiring of the Total Payoff Amount), Creditor authorizes Borrower and/or Borrower’s agents and/or designees to prepare and file UCC termination statements, mortgage discharges and/or other necessary documentation terminating the liens, encumbrances, security interests, mortgages and pledges granted to Creditor by Borrower, if any, and will deliver to Bank (at the address set forth below Bank’s signature to this Agreement) all possessory collateral, if any, in Creditor’s possession.  Upon reasonable request by Borrower and/or Borrower’s counsel or designee, and at Borrower’s sole expense, Creditor further agrees to duly execute and deliver, or to cause to be duly executed and delivered, such further documents and/or instruments as may be necessary or proper, in the reasonable judgment of Borrower and/or Borrower’s counsel or designee, to confirm or carry out the termination of all liens, encumbrances, security interests, mortgages and pledges made or given by Borrower under or in connection with the Liabilities in favor of Creditor, if any.

4.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

5.	Creditor acknowledges that Bank is relying on this Agreement in connection with the funding of its loans to Borrower.

[Signatures on following pages]

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“Creditor”

ASHUTOSH ROY

Signature of Ashutosh Roy

[Creditor Signature Page to Consent to Repayment of Subordinated Debt]

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“Bank”

COMERICA BANK

By:
Name: Jeff Lee
Title: Vice President

Address:

Comerica Bank
226 Airport Parkway, Suite 100
San Jose, CA 95110
Attn: Jeff D. Lee
Phone: (408) 451-8573
Fax: (408) 451-8568

[Bank Signature Page to Consent to Repayment of Subordinated Debt]

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“Borrower”

eGAIN CORPORATION, a Delaware corporation formerly known as eGain Communications Corporation

By:

Name:

Title:

[Borrower Signature Page to Consent to Repayment of Subordinated Debt]

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